UNITED STATES
              SECURITIES AND EXCHANGE COMMISSION
                  Washington D.C. 20549


                        FORM 8-K

                     CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) February 11, 1997, January 31, 1997


        ENERGY CONSERVATION INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Florida                         33-76634                   59-3223766
(State of Incorporation)   (Commission file No.)      (IRS Employer ID No.)

            503 Barnes Drive
          Brandon, Florida 33511
(Address & zip code of principal executive offices)

            (813)-662-9330
(Registrant's phone no. include area code)




ITEM 4.  Changes in Registrant's Certifying Accountant

	On January 31, 1997 the Company (Energy Conservation International, Inc. received a letter, dated January 27, 1997, from Durland & Company (the
Company's Auditor) stating they had resigned as auditors of the Company due to non-payment of fees. There is a dispute as to the amount claimed to be owed by the accountant.

	The principal accountant's (Durland & Company) report on the financial statements for the past two years were unqualified.

	There were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.





SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY CONSERVATION INTERNATIONAL, INC.

DATED: February 11, 1997


BY: /s/ Jose A. Alvarez, CPA
   -------------------------
Jose A. Alvarez, CPA
President, Chief Executive Officer, Chief Financial Officer